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                                                                     EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated February 17, 2000 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (333-28687 and 333-81439), Form S-3 (333-62057 and 333-77079) and Form S-4 (333-44361).


/s/ Arthur Andersen, LLP


Houston, Texas
March 28, 2000